NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Acquires Longhorn ISR Project with an Existing Aquifer Exemption in South Texas

  With this difficult permitting hurdle complete, the remaining permits for the Longhorn Project could be expedited;

  The Company's newest addition to the South Texas hub-and-spoke production strategy is located in Live Oak County which, historically, has produced more than 30 million pounds U3O8;

  The Longhorn Project's aquifer exemption covers a large area, allowing for expansion without amending the aquifer exemption boundary;

  Property lies within the historic US Steel Clay West production area where over 13 million pounds U3O8 were produced using the ISR method; and

  The Company has an extensive database of information regarding the area, including drill maps and over 500 gamma logs pertaining to the Longhorn Project.

Corpus Christi, TX, May 20, 2014 - Uranium Energy Corp (NYSE MKT: UEC, the "Company" or "UEC") is pleased to announce that it has acquired the Longhorn Project (the "Project"), located in central Live Oak County, Texas (see Figure 1 below). Live Oak County has a long history of significant uranium production with an estimated output exceeding 30 million pounds U3O8. On trend with the Company's Project, US Steel Corp. and other operators mined approximately 13.5 million pounds of U3O8 using in-situ recovery (ISR) methods along the historic George West district trend.

The Longhorn ISR Project has an existing aquifer exemption (AE) which provides three major advantages. First, it eliminates a major permitting hurdle for the project, which will help expedite the regulatory process. Second, the existing AE interval already includes the mining zone of interest so no amendments are necessary. Third, the existing AE is large enough to allow additional expansion without amending the aquifer exemption boundary.

President and CEO Amir Adnani stated, "The Longhorn Project exemplifies the value of using the Company's strong historic exploration database, combined with our geological staff directly in the field in the South Texas Uranium Belt. The Company has gradually drawn together the Longhorn Project leases and their historic exploration data over the last 18 months at a very low cost. Now that the data is assembled and with the existing Aquifer Exemption, we look to expedite the process to include the Longhorn project into our hub and spoke strategy in South Texas."

The Project lies on trend between two former US Steel production areas, the Boots and the Pawlik . At least five separate roll-fronts are believed to exist across the project area. The Boots had an historic resource of approximately 2.50 million pounds U3O8 and the historic Pawlik resource was reportedly 2.25 million pounds U3O8. Uranium grades within these Oakville deposits ranged from 0.10% to 0.20% U3O8 according to US Steel reports obtained by the Company. Well-developed Oakville sands in this area exhibit higher than average uranium grades for South Texas, as shown on many historic gamma ray logs, of which UEC has at least 500+ pertaining to the Project from various databases. These higher than average uranium grades were later proven by excellent recoveries in the US Steel ISR production areas.

The foregoing historical resource estimates were completed prior to the implementation of Canadian National Instrument 43-101.  However, given the quality of the historic work, the Company believes the resource estimates to be relevant. The company is not treating these historical estimates as current estimates.

The Company has an extensive database that has been developed and increased by several purchases of historic data pertaining to the South Texas Uranium Belt.  Included within this database are many historic well field area maps, gamma-ray logs, mine plans, and trend maps which pertain to the George West district and the current area of interest at the Project. Also, an oil and gas log drilled in a critical, previously undrilled location provides evidence for significant mineralization in the area.

With the addition of the compelling Longhorn Project to the Company's pipeline of projects, it was decided, based on a complete evaluation of last summer's drilling campaign, to release the Channen Project in Goliad County. The Company is focused on the development of projects with near-term production potential including the Burke Hollow Project and now the Longhorn Project.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and was reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, a QP under NI 43-101.

Figure 1. Location Map of UEC's South Texas Hub and Spoke Projects

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. The Company's fully licensed Hobson processing facility is central to all of its projects in South Texas, including the operating Palangana in-situ recovery (ISR) mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project. Additionally, the Company controls a pipeline of advanced-stage projects in Arizona, Colorado and Paraguay. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.